                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fred's, Inc.
Memphis, TN 38118

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-48380, 33-67606, 333-103904, and Form S-3 Nos. 333-68478 and
333-83918) of Fred's, Inc. of our report dated April 5, 2004 (except for the effect of the matters described in Note 2, Restatement of Financial Statements, to the consolidated financial statements included in the Annual Report [Form 10-K] for the year ended January 29, 2005 [not presented herein], as to which the date is April 29, 2005), with respect to the consolidated statements of income, changes in shareholders' equity, and cash flows of Fred's, Inc. for the year ended January 31, 2004, included in this Annual Report (Form 10-K) for the year ended January 28, 2006.

Our audit also included the financial statement schedule of Fred's, Inc. listed in Item 15(a) for the year ended January 31, 2004. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein for the year ended January 31, 2004.


/s/ Ernst & Young LLP


Memphis, Tennessee
April 10, 2006